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                                                                   Exhibit 10(x)

                                    Amendment
                                       to
                           Executive Annuity Agreement
                           ---------------------------

      Amending Agreement dated as of January 27, 1997 by and between Merrill Lynch & Co., Inc. ("ML & Co.") and Daniel P. Tully (the "Executive").

      WHEREAS, ML & Co. and the Executive entered into an Executive Annuity Agreement dated July 24, 1991, which agreement was amended as of April 30, 1992, (the "Executive Annuity Agreement"); and

      WHEREAS, ML & Co. desires to further amend the Executive Annuity Agreement to provide for an inflation adjustment to the maximum amount which may become payable thereunder and to make a technical change to the manner in which such maximum amount is determined; and

      WHEREAS, the Executive is agreeable to such amendment;

      NOW, THEREFORE, in consideration of the foregoing and the continuation of the Executive Annuity Agreement and the Executive's further services for ML & Co., ML & Co. and the Executive hereby agree that notwithstanding any provision of Section 6 of the Executive Annuity Agreement to the contrary, the Executive Annuity Agreement is hereby amended, effective as of January 27, 1997 as follow:
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      1. Section 1 is amended by adding the following two new definitions following the definition of "401(k) Savings Plan" therein:

            "'Index Value' means the 'Personal Consumption Expenditures' index amount published by the Economics and Statistics Administration of the U.S. Department of Commerce for the period ending on the December 31 or June 30 immediately prior to the relevant date or, if such index amount is no longer published on a regular basis, such successor index published by an agency or instrumentality of the United States government as the Committee determines in its sole and absolute discretion to most closely replace that index.

            'Initial Index Value' means the Index Value as of January 1, 1997."

      2. The last sentence of the first paragraph of Section 3 is amended to read as follows:

            "Notwithstanding the foregoing, however, the sum of the amount payable annually to or in respect of the Executive under this Agreement shall not exceed (i) $1,620,000, if the Executive's Executive Annuity is payable as a Life Annuity, or a 10-year Certain and Life Annuity as referred to in Section 4, or (ii) $1,370,000, if the Executive's Executive Annuity is payable as a 50% or 100% Joint and Survivor Life Annuity as referred to in Section 4, in either case less the amount of the Executive's Qualified Retirement Annuity."

      3. Section 3 is amended by adding the following as a new second paragraph:

            "The $1,620,000 and $1,370,000 limits established under the preceding paragraph shall be adjusted as of each December 31 and
            June 30 prior to the earlier of the Executive's Retirement or death by multiplying the respective amount by a fraction, the numerator of which is the Index Value as of the relevant date and the denominator of which is the Initial Index Value; provided that no adjustment shall be made as of any December 31 or June 30 if such adjustment would result in a decrease in the limit then in effect."
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      4. The last paragraph of Section 3 is amended by deleting the initial word
"The" and by inserting "Following the Executive's Retirement or death, the" in lieu thereof.

      IN WITNESS WHEREOF, the Executive and ML & Co. have duly executed this Agreement.

                                    Merrill Lynch & Co., Inc.

                                    By: _______________________
                                    Name: Patrick J. Walsh
                                    Title: Senior Vice President,
                                           Director of Human Resources

                                    Executive


                                    ________________________________
                                              Daniel P. Tully